Exhibit 99.1

ADIENT

PRESS RELEASE

Feb. 5, 2021

Adient reports strong first quarter 2021 financial results

Strong start to the year lays a firm foundation for the company to deliver on its FY21 commitments, which include earnings and cash flow growth and accelerated debt repayment

- Q1 GAAP net income and EPS diluted of $150M and $1.58 respectively; Q1 Adj.-EPS diluted of $1.71
- Q1 Adj.-EBITDA of $378M, up $81M y-o-y; Q1 Adj. EBITDA margin of 9.8 %, up 228 bps y-o-y
- Cash and cash equivalents of $1,820M at Dec. 31, 2020; total liquidity at Dec. 31, 2020, was ~$2.8B
- Adient issued its 2020 Sustainability Report — highlighting the company's commitment to operating its business in an environmentally responsible manner

FY 2021 Q1 FINANCIAL RESULTS OVERVIEW

	REVENUE	EBIT	NET INCOME attributable to Adient	EPS DILUTED
AS REPORTED	**$3,848M**	**$282M**	**$150M**	**$1.58**
vs. Q1 20	-2 %	NM	NM	NM
	ADJ. EBIT	ADJ. EBITDA	ADJ. NET INCOME attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	**$295M**	**$378M**	**$162M**	**$1.71**
vs. Q1 20	35 %	27 %	80 %	78 %

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP
NM — Not a meaningful comparison

POSITIVE MOMENTUM CONTINUES

Adient is off to a strong start in FY21, driven by the company's continued focus on launch, cost/operational improvement and customer profitability management. Combining these earnings growth "enablers" with steady to improving vehicle production resulted in Adient's Q1 FY21 Adj. EBITDA improving to $378M, up $81M y-o-y. Adj. EBITDA and margin excluding equity income was $284M and 7.4 %, respectively (up $95M and 258 bps y-o-y). Adient's Q1 results demonstrate the company's earnings power and ability to achieve peer-like or better margins.

ADIENT RECOGNIZED FOR EXCELLENCE

Adient continued to receive recognition from customers and the industry for its products and performance. Customer Hyundai Kia selected Adient as a Supplier of the Year 2020 honoree for delivering flawless launches and excellent quality and supply chain management. Adient's new "Floating Seat" won a bronze medal at the prestigious CLEPA Innovation Award ceremony. In addition, Adient supplied the seats for the 2021 North American Utility and Truck of the Year winners, the Ford Mustang Mach-E and the Ford F-150, respectively.

FOCUSING ON SUSTAINABILITY

ADIENT
2020 Sustainability Report

At Adient, we believe a commitment to positive environmental, social and governance-related business practices strengthens our company, increases our connection with our shareholders, and helps us better serve our customers and the communities in which we operate. We also see in these commitments additional ways of creating value for our shareholders, our employees, our customers and the wider world. Throughout the year, we monitor certain key metrics associated with our environmental, social and governance-related business practices. We also expect that our suppliers conduct their operations in a socially and environmentally responsible manner.

In our **2020 Sustainability Report**, we outline our key policies and actions regarding environmental responsibility, people and communities, governance and compliance, and more. These policies and actions aim to ensure we manage risks in these areas and achieve our environmental, social and governance goals.

> ***"Adient's unerring focus on our improvement plan resulted in a strong start to FY21, giving us a solid path to achieving our FY21 commitments and further positioning the company for sustained, long-term success."***
>
> ***— Doug Del Grosso, President and Chief Executive Officer***

SEGMENT RESULTS (ADJUSTED EBITDA*)

Americas		EMEA		Asia	
Q1 21	Q1 20	**Q1 21**	Q1 20	**Q1 21**	Q1 20
$132M	$94M	**$114M**	$49M	**$151M**	$177M

Americas: For the quarter, positive business performance, which included various commercial settlements, continued improvement in the Metals business, lower freight and lower ops waste was the primary driver of the y-o-y improvement. The positive benefits were partially offset by increased commodity costs.

EMEA: For the quarter, positive business performance, which included various commercial settlements, continued improvement in the Metals business, lower launch costs and ops waste, combined with lower SG&A costs drove the y-o-y improvement. The positive benefits were partially offset by the negative impacts of FX and increased commodity costs.

Asia: For the quarter, the benefits associated with lower SG&A costs and favorable FX was more than offset by the impact of lower volumes, the absence of Interiors equity income (resulting from the sale of Adient's 30% ownership stake in YFAI) and the non-recurrence of certain commercial settlements which benefited Q1FY20.

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix. Segment Adjusted-EBITDA for Americas, EMEA, and Asia does not contain certain corporate costs that are not allocated back to the operations.

CASH FLOW & BALANCE SHEET

	Q1 21	Q1 20		12/31/20	09/30/20
OPERATING CASH FLOW	**$231M**	$239M	CASH & CASH EQUIVALENTS	**$1,820M**	$1,692M
CAPITAL EXPENDITURES	**$(71)M**	$(91)M	TOTAL DEBT	**$4,361M**	$4,307M
FREE CASH FLOW	**$160M**	$148M	NET DEBT	**$2,541M**	$2,615M

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

> ***"Adient's strong cash balance and liquidity at the end of Q1 FY21 should provide protection against near-term macro uncertainties and enable significant opportunities for debt reduction as the company progresses through FY21."***
>
> *— Jeff Stafeil, Executive Vice President and Chief Financial Officer*

Q1 KEY OPERATING METRICS

		Q1 21	Q1 20	
SALES	CONSOLIDATED	**$3,848M**	$3,936M	In-line with internal expectations; y-o-y comparison impacted by portfolio adjustments executed in FY20 totaling ~$70M
SALES	UNCONSOLIDATED	**$2,634M**	$2,265M	Unconsolidated seating sales up ~16% y-o-y, ~11% when excluding FX
	ADJUSTED EQUITY INCOME*	**$94M**	$108M	Year on year decline more than explained by the absence of interiors equity income, which totaled $17M in Q1 FY20, and a $10M tax benefit recognized in Q1 FY20 that did not repeat
	ADJ. INTEREST EXPENSE*	**$60M**	$48M	In line with company expectations given Adient's debt and cash position
	ADJ. EFFECTIVE TAX RATE*	**21.5%**	32.6%	Q1 FY21 adj. effective tax rate reflects geographic composition of earnings

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures, refer to the appendix.

LOOKING FORWARD — KEY TAKEAWAYS

- FY21 guidance reaffirmed.
- Consolidated sales trending toward the upper end of the range — driven primarily by FX movements and, to a lesser extent, volume and mix. Elevated risk of production disruptions in the near-term, given supply chain disruptions (semiconductors).
- Adj.-EBITDA is forecast between $1.0B and $1.1B as rising material costs are expected to have a greater impact on Adj.-EBITDA as FY21 progresses. In addition, "normal course" commercial settlements that benefited Q1 are not expected to have the same impact in Q2, Q3 or Q4 (timing benefits H1 FY21).
- Equity income (incl. in Adj.-EBITDA) continues to track on plan and follow normal seasonality (strong Q1; significant drop expected in Q2 related to the Chinese New Year, followed by expected improvement in Q3 and Q4).

	FY21 Outlook
Revenue	~$14.6B - $15.0B
Adj. EBITDA	~$1,000M - $1,100M
Equity income (incl. in adj. EBITDA)	~$250M
Interest Expense	~$235M
Cash Tax	~$85M
CapEx	~$320M - $340M
Free cash flow*	~$0M-$100M

*Includes $60M of deferred non-income tax payments (deferred from FY20 into FY21) and elevated restructuring (~$200M estimated for FY21). Reconciliation of non-GAAP to U.S. GAAP for FY21 guidance not provided due to the unreasonable efforts it would take to provide such reconciliations

Adient (NYSE: ADNT) is a global leader in automotive seating. With approximately 77,000 employees in 32 countries, Adient operates 202 manufacturing/assembly plants worldwide. We produce and deliver automotive seating for all major OEMs. From complete seating systems to individual components, our expertise spans every step of the automotive seat-making process. Our integrated, in-house skills allow us to take our products from research and design to engineering and manufacturing — and into more than 19 million vehicles every year. For more information on Adient, please visit www.adient.com.

Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient's future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, market position, outlook, targets, guidance or goals are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient's control, that could cause Adient's actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on Adient and its customers, suppliers, joint venture partners and other parties, the ability of Adient to execute its turnaround plan, the ability of Adient to effectively launch new business at forecast and profitable levels, the ability of Adient to meet debt service requirements, the terms of financing, the impact of tax reform legislation through the Tax Cuts and Jobs Act and/ or under a new U.S. presidential administration, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations including as may be impacted by the change in U.S. presidential administration, general economic and business conditions, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, changes in consumer demand, work stoppages and similar events, global climate change and related emphasis on ESG matters by various stakeholders, energy and commodity prices, the availability of raw materials and component products, currency exchange rates and cancellation of or changes to commercial arrangements, and the ability of Adient to identify, recruit and retain key leadership. A detailed discussion of risks related to Adient's business is included in the section entitled "Risk Factors" in Adient's Annual Report on Form 10-K for the fiscal year ended September 30, 2020 filed with the SEC on November 30, 2020, and in subsequent reports filed with or furnished to the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient's businesses. Such projections reflect various assumptions of Adient's management concerning the future performance of Adient's businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions or the projections based thereon.

Use of Non-GAAP Financial Information:

This document also contains non-GAAP financial information because Adient's management believes it may assist investors in evaluating Adient's on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of non-GAAP measures to their closest GAAP equivalent are included in the appendix. Reconciliations of non-GAAP measures related to FY2021 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

INVESTOR CONTACT

Mark Oswald
Vice President, Investor Relations
+1 734 254 3372
mark.a.oswald@adient.com

MEDIA CONTACT

Mary Kay Dodero
Director of Communications
+1 734 254 7704
mary.kay.dodero@adient.com

Appendix

Adient plc
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended December 31,
(in millions, except per share data)	2020	2019
Net sales	$3,848	$3,936
Cost of sales	3,507	3,673
Gross profit	341	263
Selling, general and administrative expenses	149	165
Loss on business divestitures - net	—	25
Restructuring and impairment costs	7	2
Equity income (loss)	97	(113)
Earnings (loss) before interest and income taxes	282	(42)
Net financing charges	59	48
Other pension expense (income)	(2)	(2)
Income (loss) before income taxes	225	(88)
Income tax provision (benefit)	52	54
Net income (loss)	173	(142)
Income attributable to noncontrolling interests	23	25
Net income (loss) attributable to Adient	$150	$(167)

Diluted earnings (loss) per share	$1.58	$(1.78)

Shares outstanding at period end	94.0	93.8
Diluted weighted average shares	94.8	93.7

Appendix

Adient plc
Condensed Consolidated Statements of Financial Position
(Unaudited)

	December 31,	September 30,
(in millions)	2020	2020
Assets
Cash and cash equivalents	$1,820	$1,692
Accounts receivable - net	1,432	1,641
Inventories	711	685
Assets held for sale	57	43
Other current assets	476	421
Current assets	4,496	4,482

Property, plant and equipment - net	1,606	1,581
Goodwill	2,109	2,057
Other intangible assets - net	445	443
Investments in partially-owned affiliates	838	707
Assets held for sale	27	27
Other noncurrent assets	1,023	964
Total assets	$10,544	$10,261

Liabilities and Shareholders' Equity
Short-term debt	$19	$210
Accounts payable and accrued expenses	2,580	2,553
Liabilities held for sale	59	46
Other current liabilities	926	1,010
Current liabilities	3,584	3,819

Long-term debt	4,342	4,097
Other noncurrent liabilities	779	767
Redeemable noncontrolling interests	42	43
Shareholders' equity attributable to Adient	1,452	1,213
Noncontrolling interests	345	322
Total liabilities and shareholders' equity	$10,544	$10,261

Appendix

Adient plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended December 31,
(in millions)	2020	2019
Operating Activities
Net income (loss) attributable to Adient	$150	$(167)
Income attributable to noncontrolling interests	23	25
Net income (loss)	173	(142)
Adjustments to reconcile net income (loss) to cash provided (used) by operating activities:
Depreciation	70	75
Amortization of intangibles	10	9
Pension and postretirement contributions, net	(9)	(4)
Equity in earnings of partially-owned affiliates, net of dividends received	(96)	(102)
Impairment of nonconsolidated partially-owned affiliate	—	216
Deferred income taxes	(2)	(5)
Non-cash restructuring and impairment charges	6	—
Loss (gain) on divestitures - net	—	25
Equity-based compensation	13	4
Other	(3)	3
Changes in assets and liabilities:
Receivables	246	395
Inventories	(6)	23
Other assets	(78)	(2)
Restructuring reserves	(53)	(18)
Accounts payable and accrued liabilities	(84)	(267)
Accrued income taxes	44	29
Cash provided (used) by operating activities	231	239
Investing Activities
Capital expenditures	(71)	(91)
Sale of property, plant and equipment	10	—
Changes in long-term investments	—	(37)
Cash provided (used) by investing activities	(61)	(128)
Financing Activities
Increase (decrease) in short-term debt	3	(17)
Repayment of long-term debt	(18)	(2)
Dividends paid to noncontrolling interests	(52)	(54)
Other	(1)	(1)
Cash provided (used) by financing activities	(68)	(74)
Effect of exchange rate changes on cash and cash equivalents	25	4
Increase (decrease) in cash and cash equivalents, including cash classified within current assets held for sale	127	41
Less: Change in cash classified within current assets held for sale	1	—
Increase (decrease) in cash and cash equivalents	128	41

Appendix

Footnotes

1. Segment Results

Adient manages its business on a geographic basis and operates in the following three reportable segments for financial reporting purposes: 1) Americas, which is inclusive of North America and South America; 2) Europe, Middle East, and Africa ("EMEA") and 3) Asia Pacific/China ("Asia").

Adient evaluates the performance of its reportable segments using an adjusted EBITDA metric defined as income before income taxes and noncontrolling interests, excluding net financing charges, qualified restructuring and impairment costs, restructuring related-costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items ("Adjusted EBITDA"). Also, certain corporate-related costs are not allocated to the segments. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker.

Financial information relating to Adient's reportable segments is as follows:

	Three Months Ended December 31,
(in millions)	2020	2019
Net Sales
Americas	$1,737	$1,859
EMEA	1,604	1,564
Asia	554	572
Eliminations	(47)	(59)
Total net sales	$3,848	$3,936

	Three Months Ended December 31,
(in millions)	2020	2019
Adjusted EBITDA
Americas	$132	94
EMEA	114	49
Asia	151	177
Corporate-related costs (1)	(19)	(23)
Restructuring and impairment costs (2)	(7)	(2)
Purchase accounting amortization (3)	(11)	(10)
Restructuring related charges (4)	(4)	(5)
Loss on business divestitures - net (5)	—	(25)
Impairment of nonconsolidated partially owned affiliate - YFAI	—	(216)
Stock based compensation	(13)	(4)
Depreciation	(70)	(75)
Other items (9)	9	(2)
Earnings (loss) before interest and income taxes	282	(42)
Net financing charges	(59)	(48)
Other pension income (expense)	2	2
Income (loss) before income taxes	$225	$(88)

Refer to the Footnote Addendum for footnote explanations.

Appendix

2. Earnings Per Share

The following table reconciles the numerators and denominators used to calculate basic and diluted earnings (loss) per share:

	Three Months Ended December 31,
(in millions, except per share data)	2020	2019
Income available to shareholders
Net income (loss) attributable to Adient	$150	$(167)

Weighted average shares outstanding
Basic weighted average shares outstanding	94.0	93.7
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	0.8	—
Diluted weighted average shares outstanding	94.8	93.7

Potentially dilutive securities whose effect would have been antidilutive are excluded from the computation of diluted earnings per share, which for the three months ended December 31, 2019 is a result of being in a loss position.

Appendix

3. Non-GAAP Measures

Adjusted EBIT, Adjusted EBIT margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income attributable to Adient, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted interest expense, Free cash flow and Net debt as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Adient's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below. Reconciliations of non-GAAP measures related to guidance for any future period have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

•	Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. Adjusted EBIT margin is adjusted EBIT as a percentage of net sales.
•	Adjusted EBITDA is defined as adjusted EBIT excluding depreciation and stock based compensation. Certain corporate-related costs are not allocated to the business segments in determining Adjusted EBITDA. Adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales.
•	Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, the tax impact of these items and other discrete tax charges/benefits.
•	Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes.
•	Adjusted earnings per share is defined as Adjusted net income attributable to Adient divided by diluted weighted average shares.
•	Adjusted equity income is defined as equity income excluding amortization of Adient's intangible assets related to its non-consolidated joint ventures and other unusual or one-time items impacting equity income.
•	Adjusted interest expense is defined as net financing charges excluding unusual or one-time items impacting interest expense.
•	Free cash flow is defined as cash provided by operating activities less capital expenditures.
•	Net debt is calculated as gross debt (short-term and long-term) less cash and cash equivalents.

Appendix

Summarized Income Statement Information
(Refer to the Footnote Addendum for footnote explanations and details of reconciling items between GAAP results and Adjusted results)

	Three Months Ended December 31,
	2020			2019
(in millions, except per share data)	GAAP Results	Adj.	Adjusted Results	GAAP Results	Adj.	Adjusted Results
Net sales	$3,848	$—	$3,848	$3,936	$—	$3,936
Cost of sales (6)	3,507	5	3,512	3,673	(2)	3,671
Gross profit	341	(5)	336	263	2	265
Selling, general and administrative expenses (7)	149	(14)	135	165	(10)	155
Loss on business divestitures - net (5)	—	—	—	25	(25)	—
Restructuring and impairment costs (2)	7	(7)	—	2	(2)	—
Equity income (loss) (8)	97	(3)	94	(113)	221	108
Earnings (loss) before interest and income taxes (EBIT)	282	13	295	(42)	260	218

Memo accounts:
Depreciation			70			75
Equity based compensation			13			4
Adjusted EBITDA			$378			$297

Net financing charges (11)	59	1	60	48	—	48
Other pension expense (income)	(2)	—	(2)	(2)	—	(2)
Income (loss) before income taxes	225	12	237	(88)	260	172
Income tax provision (benefit) (12)	52	(1)	51	54	2	56
Net income (loss) attributable to Adient	150	12	162	(167)	257	90
Diluted earnings (loss) per share	1.58	0.13	1.71	(1.78)	2.74	0.96
Diluted weighted average shares	94.8	—	94.8	93.7	0.3	94.0

Appendix

Segment Performance:

	Three months ended December 31, 2020
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,737	$1,604	$554	$(47)	$3,848

Adjusted EBITDA	$132	$114	$151	$(19)	$378

Adjusted EBITDA margin	7.6%	7.1%	27.3%	N/A	9.8%

	Three months ended December 31, 2019
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,859	$1,564	$572	$(59)	$3,936

Adjusted EBITDA	$94	$49	$177	$(23)	$297

Adjusted EBITDA margin	5.1%	3.1%	30.9%	N/A	7.5%

The following table reconciles income (loss) before income taxes to adjusted income before income taxes and presents the related effective tax rate and adjusted effective tax rate:

	Three Months Ended December 31,
	2020			2019
(in millions, except effective tax rate)	Income (loss) before income taxes	Tax impact	Effective tax rate	Income (loss) before income taxes	Tax impact	Effective tax rate
As reported	$225	$52	23.1%	$(88)	$54	(61.4)%
Adjustments	12	(1)	(8.3)%	260	2	0.8%
As adjusted	$237	$51	21.5%	$172	$56	32.6%

Appendix

The following table reconciles net income (loss) attributable to Adient to adjusted net income (loss) attributable to Adient:

	Three Months Ended December 31,
(in millions)	2020	2019
Net income (loss) attributable to Adient	$150	$(167)
Restructuring and impairment costs	7	2
Purchase accounting amortization	11	10
Restructuring related charges	4	5
Loss on business divestitures - net	—	25
Impairment of nonconsolidated partially owned affiliate -YFAI	—	216
Interest accretion on long-term receivable (11)	(1)	—
Other items (9)	(9)	2
Impact of adjustments on noncontrolling interests (10)	(1)	(1)
Tax impact of above adjustments and other tax items (12)	1	(2)
Adjusted net income attributable to Adient	$162	$90

Refer to the Footnote Addendum for footnote explanations

The following table reconciles diluted earnings (loss) per share as reported to adjusted diluted earnings per share:

	Three Months Ended December 31,
	2020	2019
Diluted earnings (loss) per share as reported	$1.58	$(1.78)
Restructuring and impairment costs	0.07	0.02
Purchase accounting amortization	0.12	0.11
Restructuring related charges	0.04	0.05
Loss on business divestitures - net	—	0.27
Impairment of nonconsolidated partially owned affiliate -YFAI	—	2.30
Interest accretion on long-term receivable (11)	(0.01)	—
Other items (9)	(0.09)	0.02
Impact of adjustments on noncontrolling interests (10)	(0.01)	(0.01)
Tax impact of above adjustments and other tax items (12)	0.01	(0.02)
Adjusted net income attributable to Adient	$1.71	$0.96

The following table presents calculations of net debt:

	December 31,	September 30,
(in millions)	2020	2020
Cash and cash equivalents	$1,820	$1,692
Total short-term and long-term debt	4,361	4,307
Net debt	$2,541	$2,615

Appendix

The following table reconciles cash from operating activities to free cash flow:

	Three Months Ended December 31,
(in millions)	2020	2019
Cash provided by operating activities	$231	$239
Capital expenditures	(71)	$(91)
Free cash flow	$160	$148

The following table reconciles adjusted EBITDA to free cash flow:

	Three Months Ended December 31,
(in millions)	2020	2019
Adjusted EBITDA	$378	$297
(+/-) Net equity in earnings	(93)	(107)
(-) Restructuring (cash)	(55)	(20)
(+/-) Net customer tooling	(8)	6
(+/-) Trade working capital (Net AR/AP + Inventory)	250	202
(+/-) Accrued compensation	(19)	(61)
(-) Interest paid	(66)	(49)
(+/-) Tax refund/taxes paid	(12)	(29)
(+/-) Non-income related taxes (VAT)	(67)	(1)
(+/-) Commercial settlements	(9)	19
(+/-) Other	(68)	(18)
Operating cash flow	231	239
Capital expenditures	(71)	(91)
Free cash flow	$160	$148

Appendix

Footnote Addendum

(1) Corporate-related costs not allocated to the segments include executive office, communications, corporate development, legal and corporate finance.

(2) Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420 along with one-time asset impairment charges, as follows:

	Three Months Ended December 31,
(in millions)	2020	2019
Restructuring charges	$(1)	$(2)
Held for sale asset adjustments	(6)	—
	$(7)	$(2)

(3) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income.

(4) Reflects non-qualified restructuring charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420 including restructuring costs at partially owned affiliates recorded within equity income.

(5) The adjustments to loss on business divestitures - net include:

	Three Months Ended December 31,
(in millions)	2020	2019
Adient Aerospace deconsolidation	$—	$(4)
Loss on sale of RECARO business	—	(21)
	$—	$(25)

(6) The adjustments to cost of sales include:

	Three Months Ended December 31,
(in millions)	2020	2019
Restructuring related charges	$(3)	$(2)
Brazil indirect tax recoveries	8	—
	$5	$(2)

(7) The adjustments to selling, general and administrative costs include:

	Three Months Ended December 31,
(in millions)	2020	2019
Purchase accounting amortization	$(10)	$(9)
Transaction costs	(4)	(1)
	$(14)	$(10)

Appendix

(8) The adjustments to equity income include:

	Three Months Ended December 31,
(in millions)	2020	2019
Impairment of nonconsolidated partially owned affiliate - YFAI	$—	$216
Gain on previously held interest at YFAS in an affiliate	(5)	—
Restructuring related charges	1	3
Purchase accounting amortization	1	1
Tax adjustments at YFAI	—	1
	$(3)	$221

(9) Other items include:

	Three Months Ended December 31,
(in millions)	2020	2019
Brazil indirect tax recoveries	$8	$—
Transaction costs	(4)	(1)
Tax adjustments at YFAI	—	(1)
Gain on previously held interest at YFAS in an affiliate	5	—
	$9	$(2)

(10) Reflects the impact of adjustments, primarily purchase accounting amortization on noncontrolling interests.

(11) The adjustments to net financing charges to calculate adjusted interest expense include:

	Three Months Ended December 31,
(in millions)	2020	2019
Interest accretion on long-term receivable	$1	$—

(12) The adjustments to income tax provision (benefit) include:

	Three Months Ended December 31,
(in millions)	2020	2019
Benefits associated with restructuring and impairment charges	$—	$(4)
Brazil indirect tax recoveries	3	—
Tax audit settlements	—	1
Other reconciling items	(2)	1
	$1	$(2)